EXHIBIT 99.1

                  IVAX ANNOUNCES ANNUAL MEETING OF SHAREHOLDERS

         MIAMI, February 27, 1998 -- IVAX Corporation (AMEX:IVX) today announced that its annual shareholders meeting will be held on June 5, 1998. Any shareholder proposals intended to be presented at the meeting must be received by the company's secretary no later than April 1, 1998 in order to be considered for inclusion in IVAX's proxy statement in connection with its annual meeting.

         IVAX Corporation, headquartered in Miami Florida, is a holding company with core subsidiaries engaged in the research, development, manufacture and marketing generic and branded pharmaceuticals.


                                 CONTACT:

                                  Robert Jaffe
                                  Director,
                                  Corporate Communications
                                  IVAX Corporation
                                  305-575-6041